Exhibit 5.8

Consent of Roscoe Postle Associates Inc.

We consent to the incorporation by reference in this Registration Statement on Form F-10 of New Gold, Inc., which is being filed with the United States Securities and Exchange Commission, of references to our name in connection with, and to the use of information derived from, the technical report entitled “Technical Report on the New Afton Project, British Columbia, Canada” dated December 31, 2009; the technical report entitled “Technical Report on the Mesquite Mine, Brawley, California, USA” dated February 26, 2010; the technical report entitled “Technical Report on the Cerro San Pedro Mine, San Luis Potosí, Mexico” dated February 16, 2010; and amended March 22, 2010, the technical report entitled “Technical Report on the Peak Gold Mines, New South Wales, Australia” dated March 25, 2013, and the technical report entitled “Technical Report on the El Morro Project, Region III, Chile” dated March 23, 2012.

Dated this 18th day of June, 2013

/s/ Richard J. Lambert
Name:	Richard J. Lambert, P.E.
Title:	Executive Vice-President and COO
Roscoe Postle Associates Inc.